                          ASTORIA FINANCIAL CORPORATION
               LITIGATION ADVISORY COMMITTEE CONSULTING AGREEMENT

                  This CONSULTING AGREEMENT ("Agreement") is made and entered into as of April 2, 1998 by and between ASTORIA FINANCIAL CORPORATION, a business corporation organized and operating under the laws of the State of Delaware and having an office at One Astoria Federal Plaza, Lake Success, New York 11042-1085 ("Company") and JOHN J. CONEFRY, JR., an individual residing at 5 Butler Place, Garden City, New York 11530 ("Consultant").


                                   WITNESETH:

                  WHEREAS, pursuant to an Agreement and Plan of Merger by and between the Company and Long Island Bancorp, Inc. ("Seller") dated April 2, 1998 ("Agreement and Plan of Merger"), the Company and Seller have agreed to a merger of the Seller with the Company, effective as of the closing date specified in the Agreement and Plan of Merger ("Closing Date"); and

                  WHEREAS, the Consultant is the Chief Executive Officer of the Seller and is familiar with its business, operations and properties; and

                  WHEREAS, The Long Island Savings Bank, FSB ("Seller Bank") is the plaintiff in the case resulting from a complaint filed by the Seller Bank in the United States Court of Federal Claims entitled The Long Island Savings Bank FSB v. The United States (the "Case"); and

                  WHEREAS, if successful on the merits, the Case could result in a substantial recovery to Astoria Federal Savings and Loan Association, as successor by merger to Seller Bank ("Association"); and

                  WHEREAS, pursuant to section 4.13(d) of the Agreement and Plan of Merger, the Corporation has established a Litigation Advisory Committee to preserve the knowledge and experience of certain officers of the Seller in connection with the Case and to assist the Company in evaluating and managing the progress thereof (hereinafter referred to as the "Litigation Advisory Committee"); and

                  WHEREAS, the Consultant possesses specialized knowledge and experience as the chief executive officer of the Seller and the Seller Bank and as a result of his involvement with the Case; and

                  WHEREAS, the Company desires to assure the availability of the Consultant's services in furthering the objectives of the Litigation Advisory Committee; and

                  WHEREAS, the Consultant is willing to serve the Company on the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Company and the Consultant hereby agree as follows:

                  Section 1.        Service.

                  The Company agrees to engage the Consultant's services as a member and the Chairman of the Litigation Advisory Committee, and the Consultant hereby agrees to hold himself available and to provide such services, during the period and upon the terms and conditions set forth in this Agreement.

                  Section 2.        Consulting Period.

                  The terms and conditions of this Agreement shall be and remain in effect during the period of service established under this section 2 ("Consulting Period"). The Consulting Period shall be for a term beginning on the day after the Consultant's termination of employment with the Company for any reason other than death, disability or "cause", in each case as defined in the Employment Agreement between the Consultant and the Company dated April 2, 1998 ("Employment Agreement"), and ending on the third anniversary of the Closing Date, extended as hereinafter provided. On the third anniversary of the Closing Date, the Consulting Period shall automatically be extended for one (1) additional year, unless either the Company or the Consultant elects not to extend this Agreement further by giving prior written notice to the other party at least ninety (90) days in advance of the then-applicable expiration date, in which case the Consulting Period shall end on the third anniversary of the Closing Date. If the Consulting Period is extended as aforesaid, on the fourth anniversary of the Closing Date, the Consulting Period shall be extended for one
(1) additional year unless either the Company or the Consultant elects not to extend this Agreement further by giving prior written notice to the other party at least ninety (90) days in advance of the then-applicable expiration date, in which case the Consulting Period shall end on the fourth anniversary of the Closing Date. Notwithstanding anything contained herein to the contrary, in all cases the Consulting Period shall end no later than the earliest of (i) the fifth anniversary of the Closing Date; (ii) the date of a final, unappealable judgment in the Case or any final settlement of the Case; or (iii) termination of this Agreement pursuant to section 7. If the Consultant terminates employment with the Company under the Employment Agreement due to death, disability or "cause" under the Employment Agreement or the expiration of the Consulting Period, this Agreement shall cease.

                  Section 3.        Extent of Services.

                  (a) The Consultant shall serve as a member and the Chairman of the Litigation Advisory Committee, having such power, authority and responsibility and performing such duties as are prescribed by the Company in order to provide advisory services to the Company regarding the Case. These duties shall include, but not be limited to, advising Seller and the Company exclusively on the prosecution and settlement of the Case, including but not limited to testimony as a witness, the evaluation of any settlement proposals, the making of and responses to motions to dismiss, proposals to terminate or cease prosecuting the Case, and the pursuit or abandonment of any appeals. The Consultant shall use his best efforts to advance the interests of the Company in every aspect of the Case. As Chairman of the Litigation
Advisory Committee, the Consultant shall also manage the activities of the Litigation Advisory Committee in a manner consistent with section 4.13(d) of the Agreement and Plan of Merger and with the purpose of assisting the Company and the Association in achieving an early and favorable resolution to the Case and shall report directly to the Company's Chief Executive Officer or a designee of the Company's Chief Executive Officer.

                  (b) Subject to the requirements of the Company consistent with the efficient management of the Case, in the performance of any services required of him hereunder, the Consultant shall have exclusive control over the manner of performance of such services, including without limitation: the selection, supervision and compensation of personnel, if any, in addition to the Consultant to be involved in the performance of such services; the selection of methods, procedures, strategies and equipment to be employed in the performance of such services; and determination of the time, places and dates at which such services will be performed.

                  (c) The Consultant may engage in business activities and may perform services as an employee or independent contractor (other than for the Company) to the extent that such business activities and/or the performance of such services does not impair the Consultant's availability to perform services for the Company as contemplated by this Agreement or contravene the provisions of section 6.

                  Section 4.        Cash Compensation.

                  In consideration for his availability to perform services hereunder, as well as the services actually rendered by the Consultant hereunder, the Company shall pay to him during the Consulting Period a retainer fee at an annual rate of FOUR HUNDRED THOUSAND DOLLARS ($400,000), payable in advance in monthly installments commencing on the first day of the Consulting Period; provided, however, that this retainer fee shall only be paid for the portion of the Consulting Period during which the Consultant is not an officer or employee of the Company or Association. If the Consultant performs services for the Company with respect to the Case after the expiration of the Consulting Period, the Company shall pay him an hourly fee in the amount of TWO HUNDRED DOLLARS ($200) per hour, payable monthly in arrears upon presentation of time records in such form and manner as the Company may reasonably require, and shall continue to observe the provisions of section 5 with respect to the Consultant.

                  Section 5.        Facilities and Expenses.

                  (a) The Company shall provide the Consultant with office facilities and secretarial and other support services on its premises to the extent required to perform the services contemplated in section 3 of this Agreement, as determined by the Company in its discretion.

                  (b) If, in connection with the performance of service hereunder at the request of the Company, the Consultant incurs out-of-pocket costs for travel, meals, lodging and other reasonable expenses of a type for which other providers of professional services to the Company would be reimbursed by the Company, he shall be entitled to reimbursement therefor by the Company in accordance with the reasonable standards and procedures established by the Company and communicated to the Consultant.

                  Section 6.        Confidentiality; Nonsolicitation.

                  (a) During the Consulting Period and at all times thereafter, the Consultant, except as previously authorized by the Company in writing, shall keep confidential and shall refrain from using or disclosing for the benefit of any person or entity other than the Company or the Association any document or information obtained in the course of performing services under this Agreement or as an officer, employee, or director of Seller or Seller Bank prior to the Closing Date. The preceding sentence shall not apply to the use or disclosure of any such document or information: (i) on or following the date on which such information or document is first readily ascertainable from public or published information or trade sources; or (ii) in connection with any judicial or administrative investigation, inquiry or proceeding to the extent compelled pursuant to applicable law and as to which, unless expressly prohibited by applicable law, the Consultant has given notice to the Company as soon as reasonably practicable after such compulsion.

                  (b) The Consultant acknowledges that during the course of his performance of service for the Seller, Seller Bank, Company, or Association he may develop or otherwise acquire papers, files or other records involving or relating to confidential or secret plans, design information of any kind, devices, material, research, new product development, customers or customer lists. All such papers, files and other records identified by the Company as confidential shall be the exclusive property of the Company and shall, together with any and all copies thereof, be returned to the Company (or the Executive shall certify to the Company that any such materials not returned have been destroyed) upon the earliest to occur of the termination of this Agreement, the expiration of the Consulting Period, and a request in writing by the Company for the return thereof.

                  (c) The Consultant hereby covenants and agrees that, during the Consulting Period, and for a period of six months thereafter, he shall not, without the written consent of the Company, either directly or indirectly:

                  (i) solicit, offer employment to, or take any other action intended to cause, any officer or employee of the Company or any affiliate to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any entity that directly or indirectly competes with this Company in any market area in which it is then active;

                  (ii) provide any information, advice or recommendation with respect to any such officer or employee of any entity engaged or to be engaged in the same or a competing business with the Company or any affiliate that is intended to cause any officer or employee of the Company or any affiliate to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any entity that directly or indirectly competes with the Company or any affiliate in any market area in which it is then active;

                  (iii) solicit, provide any information, advice or recommendation or take any other action intended to have the effect of causing any customer of the Company or any affiliate to terminate an existing business or commercial relationship with the Company or any affiliate.

                  (v) take any action intended to impair or otherwise impose a detriment upon relations between the Company and its affiliates and their customers or others or upon the business of the Company and its affiliates as then conducted.

                  (d) The duties and obligations imposed on the Consultant under this section 6 are intended to be in addition to, and not in limitation or exclusion of, any duties and obligations which the Consultant may owe to the Company or its affiliates under applicable law. This section 6 shall be construed and enforced so as to give effect to this intent. The Consultant hereby stipulates that the Company has a legitimate business interest in restricting the Consultant's activities in the manner provided herein, and that the compensation paid to him hereunder is adequate compensation to him for the imposition and observance of such restrictions.

                  Section 7.        Termination of Agreement.

                  This Agreement and the Consulting Period established hereunder shall terminate immediately upon the occurrence of any of the following events:
(i) the Consultant's death; (ii) a determination by the Company, on the basis of a report from a competent medical doctor (to which the Consultant should have reasonable access), that the Consultant is mentally or physically unable to perform the services which may be required of him hereunder for a period of at least 180 consecutive days; (iii) the Consultant's material breach of his obligations under sections 3 or 6 hereof and a subsequent failure to substantially cure such breach after receiving notice thereof from the Company;
(iv) the Consultant has been convicted of a felony; or (v) the Consultant's voluntary termination, upon 30 days written notice to the Company, of this Agreement. Following the termination of this Agreement, the Company shall have no further obligations hereunder, but the Consultant shall continue to be bound by the provisions of sections 6, 8 and 17.

                  Section 8.        No Employment Relationship Created.

                  The relationship between the Company and the Consultant shall be that of client and independent contractor. The Company shall not assume, and specifically disclaims, any obligations of an employer to an employee which may exist under applicable law. The Consultant shall not have any of the rights of an employee with respect to the Company, and specifically waives any and all such rights. The Consultant hereby agrees to take any and all such actions as the Company may reasonably request in order to establish that no employment relationship exists between the parties. The Consultant shall be treated as an independent contractor for all purposes of federal, state and local income taxes and payroll taxes.

                  Section 9.        Successors and Assigns.

                  This  Agreement  will  inure to the  benefit of and be binding upon the Consultant, his legal representatives and testate or intestate distributees, and the Company, and their respective successors and assigns, including, in the case of the Company, any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the respective assets and business of the Company may be sold or otherwise transferred. Notwithstanding the foregoing, the availability of the personal services of the Consultant is an integral part of this Agreement. The Consultant's duty of performance hereunder shall not be subject to assignment, and the rights, if any, of the Consultant hereunder shall inure to the benefit of his legal representatives and testate or intestate distributees only to the extent that such rights shall have accrued prior to the date of the Consultant's death or legal incapacity.

                  Section 10.       Notices.

                  Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

                  If to the Consultant:

                           John J. Conefry, Jr.
                           5 Butler Place
                           Garden City, New York 11530

                           With a copy to:

                           Milbank Tweed Hadley & McCloy
                           1 Chase Manhattan Plaza
                           New York, New York 10005

                           Attention:  Mel M. Immergut, Esq.

                  If to the Company:

                           Astoria Financial Corporation
                           One Astoria Federal Plaza
                           Lake Success, New York 11042-1085

                           Attention:  General Counsel

                           with a copy to:

                           Thacher Proffitt & Wood
                           Two World Trade Center
                           New York, New York 10048

                           Attention:  W. Edward Bright, Esq.

                  Section 11.       Severability.

                  A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

                  Section 12.       Waiver.

                  Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement  is  sought.  Any  waiver  or  relinquishment  of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

                  Section 13.       Counterparts.

                  This   Agreement   may  be   executed   in  two  (2)  or  more
counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

                  Section 14.       Governing Law.

                  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts entered into and to be performed entirely within the State of New York. Notwithstanding anything herein contained to the contrary, any payments to the Consultant by the Company, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1828(k), and any regulations promulgated thereunder.

                  Section 15.       Headings and Construction.

                  The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

                  Section 16.       Entire Agreement; Modifications.

                  This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof. This Agreement does not supercede the Letter Agreement dated April 2, 1998 between the Consultant, the Company and the Association pursuant to section 4.16(b) of the Agreement and Plan of Merger. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

                  Section 17.       Dispute Resolution.

                  Any controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled by arbitration in accordance with the Commercial Rules of the American Arbitration Association and judgment upon the award rendered by the arbitral tribunal may be entered in any court having jurisdiction thereof. The arbitration shall be held in Nassau County, New York, or at such other place as may be selected by mutual agreement. The arbitration shall be conducted before a panel of three neutral arbitrators, all of whom shall be members of the Bar of the State of New York, actively engaged in the practice of law for at least ten (10) years. Within fifteen (15) days after the commencement of the arbitration, each party shall select one person to act as arbitrator, and the two selected shall select a third arbitrator within ten (10) days after their appointment; if the arbitrators selected by the parties hereto are unable or fail to agree upon the third arbitrator, the third arbitrator shall be selected by the President of the American Arbitration Association or his designee. Either party may, without inconsistency with this Agreement, seek from a court any interim or provisional relief that may be necessary to protect the rights or property of that party pending the arbitral tribunal's determination of the merits of the controversy. Neither party nor the arbitrators may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties. The prevailing party shall be entitled to an award of reasonable attorneys' fees.

                  Section 18.       Survival.

                  The provisions of sections 4, 6, 8-17, 19 and 20 shall survive the expiration of the Consulting Period or termination of this Agreement.

                  Section 19.       Equitable Remedies.

                  The Company and the Consultant hereby stipulate that money damages are an inadequate remedy for violations of section 3, 6, 7, 8 and 17 of this Agreement and agree that equitable remedies, including, without limitations, the remedies of specific performance and injunctive relief, shall be available with respect to the enforcement of such provisions.

                  Section 20.       Indemnification.

                  To the maximum extent permitted under applicable law, during the period beginning on the first day of the Consulting Period and ending six (6) years after the later of (a) the last day of the Consulting Period or
(b) the last day on which the Consultant performs services for which an hourly fee is payable under section 4 hereof, the Company shall indemnify the Consultant against, and hold him harmless from any costs, liabilities, losses and exposures to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any director or officer of the Company or any subsidiary or affiliate thereof.

                  Section 21.       Effective Date.

                  The Effective Date of this Agreement shall be the Closing Date. In the event that the merger contemplated by the Agreement and Plan of Merger is not consummated, this Agreement shall have no force or effect.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and the Consultant has hereunto set his hand, all as of the day and year first above written.


ATTEST:                                   ASTORIA FINANCIAL CORPORATION

By /S/ William K. Sheerin
                                          By /S/ George L. Engelke, Jr.
                                                Name:    George L. Engelke, Jr.
                                                Title:   Chairman, President and
                                                         Chief Executive Officer

[Seal]